Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 7, 2022 relating to the audit of the financial statements of SunHydrogen, Inc.

for the years ended June 30, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

MKA CPAS, PLLC (PCAOB ID: 2738)

www.mkacpas.com

Houston, Texas

December 19, 2022